UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 26, 2024

U.S. Silica Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35416	26-3718801
(Commission File Number)	(IRS Employer Identification No.)

24275 Katy Freeway, Suite 600, Katy, Texas	77494
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 258-2170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	SLCA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement

Agreement and Plan of Merger

On April 26, 2024, U.S. Silica Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Star Holding LLC, a Delaware limited liability company (“Parent”), and Star Merger Co., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides, among other things, and subject to the terms and conditions set forth therein, that Merger Sub will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are affiliates of certain funds (the “Apollo Funds”) managed by affiliates of Apollo Global Management, Inc.

At the Effective Time (as defined in the Merger Agreement), and as a result of the Merger:

•

Each share of common stock, par value $0.01 per share, of the Company, that is issued and outstanding immediately prior to the Effective Time (each, a “Share”), other than Shares to be cancelled or converted pursuant to Section 2.1(b) of the Merger Agreement and Dissenting Shares (as defined in the Merger Agreement), will be converted into the right to receive $15.50 in cash, without interest (the “Merger Consideration”);

•

Each performance share unit award corresponding to Shares (each, a “Company PSU”) that is outstanding immediately prior to the Effective Time will vest in full and be cancelled in exchange for the right to receive an amount in cash (subject to any applicable withholding taxes) equal to the product of (x) the number of Shares subject to the Company PSU immediately prior to the Effective Time, multiplied by (y) the Merger Consideration. For purposes of determining the number of Shares subject to a Company PSU immediately prior to the Effective Time: (A) in the case of Company PSUs subject to a total shareholder return performance metric, the number of Shares will be based on the greater of the target level and the actual level of performance measured as of the date that is 10 days prior to the closing of the Merger (the “Measurement Date”) and using the value of the Merger Consideration as the “ending stock price” for calculating performance; and (B) in the case of Company PSUs subject to an adjusted cash flow performance metric, the number of Shares will be based on (1) actual performance for performance periods completed prior to the Measurement Date, (2) the greater of the target level and the actual level of performance measured as of the Measurement Date for performance periods that are ongoing as of the Measurement Date and (3) target performance in respect of performance periods that have not commenced as of the Measurement Date.

•

Each restricted stock unit award (excluding any Company PSU) corresponding to Shares (each, a “Company RSU”) that is outstanding immediately prior to the Effective Time, will vest in full and be cancelled in exchange for the right to receive an amount in cash (subject to any applicable withholding taxes) equal to the product of (x) the number of Shares subject to the Company RSU, as applicable, immediately prior to the Effective Time, multiplied by (y) the Merger Consideration.

•

Each outstanding option to purchase Shares (each, a “Company Option”) that is outstanding and unexercised immediately prior to the Effective Time will be cancelled in exchange for the right to receive an amount in cash (subject to any applicable withholding taxes) equal to the product of (x) the excess, if any, of the Merger Consideration over the per Share exercise price of such Company Option, multiplied by (y) the number of Shares covered by such Company Option immediately prior to the Effective Time.

The board of directors of the Company (the “Board”) has unanimously (i) determined that the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, (ii) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement be submitted to the stockholders of the Company for its approval and adoption and (iv) recommended that the Company’s stockholders approve and adopt the Merger Agreement.

Subject to the satisfaction of the conditions set forth in the Merger Agreement, the Company expects the Merger to close in the third quarter of 2024. The stockholders of the Company will be asked to vote on the approval and adoption of the Merger Agreement at a stockholder meeting that will be held on a date, and at the time and place, to be announced when finalized.

The closing of the Merger is subject to various customary mutual conditions, including (i) the approval and adoption of the Merger Agreement by holders of a majority of the voting power represented by the Shares that are outstanding and entitled to vote thereon at the stockholder meeting (the “Requisite Company Stockholder Approval”); (ii) the absence of any law, order, injunction or decree that restrains, enjoins or otherwise prohibits or makes illegal the consummation of the transactions contemplated by the Merger Agreement; and (iii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (the “HSR Act”). The obligation of each party to consummate the Merger is also conditioned on the accuracy of the representations and warranties of the other party contained in the Merger Agreement, subject to customary materiality qualifications, as of the date of the Merger Agreement and as of the Closing Date (as defined in the Merger Agreement), and compliance by the other party in all material respects with the covenants and agreements contained in the Merger Agreement. In addition, the obligation of Parent and Merger Sub to consummate the Merger is subject to the absence, since the date of the Merger Agreement, of a Company Material Adverse Effect (as defined in the Merger Agreement). The closing of the Merger is not subject to a financing condition. Under the terms of the Merger Agreement, consummation of the Merger will occur on the third business day following the satisfaction or waiver of the conditions to closing of the Merger; provided, that if the Marketing Period (as defined in the Merger Agreement) has not ended at the time of the satisfaction or waiver of such conditions, the closing will occur on the third business day after the final day of the Marketing Period or an earlier date specified by Parent on not less than three business days’ prior notice to the Company.

The Merger Agreement contains customary representations, warranties and covenants by the Company, including, among others, covenants by the Company to conduct its business in the ordinary course between the date of the Merger Agreement and the closing of the Merger, not to engage in certain kinds of material transactions during such period, to convene and hold a meeting of its stockholders for the purpose of obtaining the Requisite Company Stockholder Approval and, subject to certain customary exceptions, for the Board to recommend that the stockholders approve and adopt the Merger Agreement. The Merger Agreement also contains customary representations, warranties and covenants of Parent and Merger Sub, including, among others, covenants by Parent and Merger Sub to use their reasonable best efforts to obtain regulatory approval for the Merger under applicable competition laws, including the HSR Act, and, to the extent necessary to obtain such approvals, to divest assets of the Company and its subsidiaries, except to the extent such actions would have, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, operations or financial condition of the Company.

The Merger Agreement includes certain “go-shop” provisions, whereby the Company is permitted, during the period beginning on the date of the Merger Agreement and continuing until 12:01 a.m. (Eastern Time) on June 10, 2024 (the “No-Shop Period Start Date”), to (i) solicit, seek, initiate, propose or induce the making, submission or announcement of, or encourage, facilitate or assist, any Acquisition Proposal (as defined in the Merger Agreement) or any proposal, inquiry, or offer that would constitute, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) provide information (including non-public information and data) relating to the Company and any of its subsidiaries and afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company and any of its subsidiaries to a third party (and/or its representatives, including potential financing sources) pursuant to an Acceptable Confidentiality Agreement (as defined in the Merger Agreement), (iii) engage in, enter into, continue or otherwise participate in, any discussions or negotiations with any third parties (and their respective representatives, including potential financing sources) with respect to any Acquisition Proposals or inquiries that would reasonably be expected to indicate an interest in making or effecting an Acquisition Proposal, and (iv) cooperate with or assist or participate in or facilitate any Acquisition Proposal or any such inquiries or any effort or attempt to make any Acquisition Proposal, including granting a waiver, amendment or release under any standstill or similar provision to the extent necessary to allow for a confidential Acquisition Proposal or amendment to a confidential Acquisition Proposal to be made to the Company.

In addition, the Merger Agreement includes customary “no-shop” restrictions on the Company’s ability, during the period beginning on the No-Shop Period Start Date, to (i) solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiry or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (ii) provide to any third party any non-public information relating to the Company or its subsidiaries or afford to any third party access to the properties, assets, books, records or other non-public information or data, or to any personnel, of the Company or its subsidiaries, in each case in connection with or with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist an Acquisition Proposal or any inquiries or the making of any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal; or (iii) participate or engage in discussions, communications or negotiations with any third party with respect to an Acquisition Proposal or inquiry that would reasonably be expected to lead to an Acquisition Proposal.

Notwithstanding these limitations, if at any time from and after the No-Shop Period Start Date until the Company obtains the Requisite Company Stockholder Approval, (i) the Company receives a bona fide written Acquisition Proposal that did not result from a breach of Section 5.3 of the Merger Agreement and (ii) the Board determines in good faith, after consultation with its financial advisor and outside legal counsel, that (1) such Acquisition Proposal either constitutes a Superior Proposal (as defined in the Merger Agreement) or would be reasonably likely to result in a Superior Proposal and (2) the failure to take the following actions would be inconsistent with its fiduciary duties under applicable law, then the Company may enter into a confidentiality agreement with such third party, furnish information pursuant thereto and engage in discussions and negotiations with such person with respect to the Acquisition Proposal, subject to certain information rights in favor of Parent.

In addition, if prior to obtaining the Requisite Company Stockholder Approval the Company has received a bona fide written Acquisition Proposal that did not result from a breach of Section 5.3 of the Merger Agreement that the Board determines in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, then the Board may in certain circumstances and subject to certain notice and match rights of Parent (i) effect a Company Board Recommendation Change (as defined in the Merger Agreement) with respect to such Superior Proposal or (ii) authorize the Company to terminate the Merger Agreement to enter into an Alternative Acquisition Agreement (as defined in the Merger Agreement), subject to payment of the termination fee described below to Parent. Subject to similar provisions and requirements in the Merger Agreement, the Board may also effect a Company Board Recommendation Change with respect to an Intervening Event (as defined in the Merger Agreement).

The Merger Agreement contains customary termination rights, including that either party may, subject to specified limitations, terminate the Merger Agreement if the Merger is not consummated by October 26, 2024 (subject to extension by Parent to January 26, 2025 if only the regulatory closing conditions have not been satisfied by October 26, 2024 and extension by either party if the Marketing Period has not been completed at least four business days prior to the then-current outside date) (the “Outside Date”).

The Merger Agreement provides that, upon termination of the Merger Agreement by the Company or Parent in certain customary circumstances, including termination by the Company to accept a Superior Proposal and termination by Parent following a Company Board Recommendation Change, a fee of $41.75 million will be payable by the Company to Parent; provided that a lower fee of $20.875 million will apply with respect to a termination by the Company to accept a Superior Proposal prior to the No-Shop Period Start Date. The Merger Agreement also provides that, in certain circumstances, including the termination of the Merger Agreement following a failure by Parent to consummate the Merger in breach of the Merger Agreement, subject to certain conditions, Parent would be required to pay the Company a termination fee of $87.3 million.

Parent has obtained equity financing and debt financing commitments to finance the transactions contemplated by the Merger Agreement and to pay related fees and expenses. The Apollo Funds have committed to provide equity financing of up to $1.150 billion in the aggregate to finance a portion of the consideration due under the Merger Agreement, subject to the terms and conditions set forth in the equity commitment letter. Certain financial institutions have agreed to provide to Parent committed debt financing of $1.275 billion in the aggregate, a portion of which will be used to finance a portion of the consideration due under the Merger Agreement, subject to the terms and conditions set forth in the debt commitment letter. The Apollo Funds have also provided the Company with a limited guarantee, guaranteeing the payment of the termination fee owed by Parent under the Merger Agreement and certain other costs, expenses and damages awards, subject to the terms and conditions set forth in the limited guarantee.

The above-description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, and is incorporated into this Current Report on Form 8-K by reference in its entirety. The Merger Agreement has been attached as an exhibit to provide investors and stockholders of the Company with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and stockholders of the Company accordingly should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules that the Company exchanged with Parent and Merger Sub in connection with the execution of the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties to the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the proxy statement that the Company will be filing in connection with the Merger, as well as in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents that the Company has filed or may file with the Securities and Exchange Commission (the “SEC”).

Following the effective time of the Merger, the Company’s common stock will be de-listed from the New York Stock Exchange and de-registered under the Securities Exchange Act of 1934 (the “Exchange Act”).

Item 8.01. Other Events.

On April 26, 2024, the Company and Parent announced that they had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

* * *

About U.S. Silica Holdings, Inc.

U.S. Silica Holdings, Inc. (the “Company”) is a global performance materials company and is a member of the Russell 2000. The Company is a leading producer of commercial silica used in the oil and gas industry and in a wide range of industrial applications. Over its 124-year history, the Company has developed core competencies in mining, processing, logistics and materials science that enable it to produce and cost-effectively deliver over 800 diversified products to customers across our end markets.

The Company’s wholly owned subsidiaries include EP Minerals and SandBox Logistics™. EP Minerals is an industry leader in the production of products derived from diatomaceous earth, perlite, engineered clays, and non-activated clays. SandBox Logistics™ is a state-of-the-art leader in proppant storage, handling and well-site delivery, dedicated to making proppant logistics cleaner, safer and more efficient. The Company has 26 operating mines and processing facilities and two additional exploration stage properties across the United States and is headquartered in Katy, Texas.

How to Find Further Information

This communication does not constitute a solicitation of any vote or approval in connection with the proposed acquisition of the Company by affiliates of certain funds managed by affiliates of Apollo Global Management, Inc. In connection with the proposed Merger, the Company will file a proxy statement with the SEC, which the Company will furnish with any other relevant documents to its stockholders in connection with the special meeting of the Company’s stockholders to vote on the Merger. This communication is not a substitute for the proxy statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the Merger. BEFORE MAKING ANY VOTING DECISION, WE URGE STOCKHOLDERS TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER

DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED MERGER. The proposals for the Merger will be made solely through the proxy statement. In addition, a copy of the proxy statement (when it becomes available) may be obtained free of charge from the Investor Relations Department at the Company, at 24275 Katy Freeway, Suite 600, Katy, Texas 77494. Security holders also will be able to obtain, free of charge, copies of the proxy statement and any other documents filed by the Company with the SEC in connection with the proposed Merger at the SEC’s website at http://www.sec.gov, and at the Company’s website at ussilica.gcs-web.com.

Participants in the Solicitation

The directors and officers of the Company may be deemed to be participants in the solicitation of proxies in connection with the approval of the proposed transaction. Information regarding the Company’s directors and officers and their respective interests in the Company by security holdings or otherwise is available in (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, including under the headings “Item 10. Directors, Executive Officers and Corporate Governance”, “Item 11. Executive Compensation”, “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” and “Item 13. Certain Relationships and Related Transactions, and Director Independence”, which was filed with the SEC on February 27, 2024, (ii) the Company’s definitive Proxy Statement on Schedule 14A for its 2024 annual meeting of stockholders, including under the headings “Proposal No. 1: Election of Directors”, “Directors and Executive Officers”, “Compensation Discussion and Analysis”, “Executive and Director Compensation Tables and Other Information”, “Stock Ownership” and “Transactions with Related Persons”, which was filed with the SEC on March 26, 2024 and (iii) subsequent statements of changes in beneficial ownership on file with the SEC. Additional information regarding the interests of such potential participants is or will be included in the proxy statement and other relevant materials to be filed with the SEC, when they become available, including in connection with the solicitation of proxies to approve the proposed Merger. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and U.S. Silica’s website at ussilica.gcs-web.com.

Forward Looking Statements

This communication includes forward-looking statements. These forward-looking statements generally can be identified by phrases such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” or other words or phrase of similar import. These statements are based on current expectations, estimates and projections about the industry, markets in which the Company operates, management’s beliefs, assumptions made by management and the transactions described in this communication. While the Company’s management believes the assumptions underlying the forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. These risks include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Merger that may be instituted against the parties and others following announcement of the merger agreement; (3) the inability to consummate the transaction within the anticipated time period, or at all, due to any reason, including the failure to obtain the requisite stockholder approval and adoption, failure to obtain required regulatory approval or the failure to satisfy other conditions to completion of the transaction; (4) risks that the proposed transaction disrupts current plans and operations of the Company or diverts management’s attention from its ongoing business; (5) the ability to recognize the anticipated benefits of the transaction; (6) the amount of the costs, fees, expenses and charges related to the transaction; (7) the risk that the merger agreement may be terminated in circumstances requiring the Company to pay a termination fee; (8) the effect of the announcement of the Merger on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business; (9) the effect of the announcement of the Merger on the Company’s operating results and business generally; (10) the risk that the Company’s stock price may decline significantly if the Merger is not consummated; and (11) the other risks and important factors contained and identified in the Company’s filings with the SEC, such as the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as well as the Company’s subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time, any of which could cause actual results to differ materially from the forward-looking statements in this communication.

There can be no assurance that the transaction will in fact be consummated. We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this press release. The Company undertakes no obligation or duty to update or revise any of these forward-looking statements after the date of this communication, nor to conform prior statements to actual results or revised expectations, and the Company does not intend to do so.

* * *

Item 9.01. Financial Statements and Exhibits

Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 26, 2024, by and among the Company, Parent and Merger Sub.*

99.1	Press release announcing Merger Agreement, issued by the Company on April 26, 2024.

104	Cover Page Interactive Data File (formatted as inline XBRL)

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. SILICA HOLDINGS, INC.

Date: April 26, 2024	By:	/s/ Kevin J. Hough
Kevin J. Hough
Executive Vice President & Chief Financial Officer